SWBT Capital, LLC

 5 Post Oak Park, 4400 Post Oak Parkway

Houston, TX 77027

(303) 749-5600

Fax (303) 749-5601

MASTER LEASE AGREEMENT

NUMBER 300008

DATED October 22, 2003

Customer Legal Name:

Phyto-Source, L.P.

Address:

12500 Bay Area Boulevard

City State, Zip:

Pasadena, Texas 77507

This MASTER LEASE AGREEMENT ("Lease Agreement"), made as of the above date, is entered into by and between SWBT Capital, LLC (“SWBT”), having a place of business at 5 Post Oak Park, 4400 Post Oak Parkway, Houston, TX 77027, and the Customer named above ("Customer"), having its principal place of business at the address set forth above.

1. LEASE AGREEMENT: Pursuant to the terms of this Lease Agreement, SWBT hereby leases to Customer and Customer hereby leases from SWBT all of the equipment, related replacements, additions, software, accessories, alterations and repairs incorporated therein or affixed thereto, together with any items included on the related Lease Schedule (the "Schedule") including, but not limited to, training, maintenance, services, license agreements, etc. (the "Equipment") listed in the Schedule(s) related hereto which are or may from time to time be executed by SWBT and Customer. Each Schedule shall constitute a separate and independent lease (a "Lease"); the original of such Lease shall consist of the manually-signed Schedule and a reprographic copy of this Lease Agreement. Capitalized terms used and not defined herein shall mean and refer to the corresponding items on the applicable Schedule. SWBT may also finance the fees (the "Fees") for any of the following, if specified on a Schedule: (i) software licenses (the "Software") granted by the "Supplier" (as defined by UCC Section 2A-l-103(x)) pursuant to a separate licensing agreement between such Supplier and Customer; and (ii) services relating to the transportation, delivery, installation, maintenance or operation of the Equipment (the "Services") provided by the Supplier of the Equipment pursuant to a separate agreement between such Supplier and Customer. In the event of a conflict between a Schedule and this Lease Agreement, the terms of the Schedule shall govern. The parties agree that this Lease Agreement is a "Finance Lease" as defined by Section A-103(g) of the Uniform Commercial Code ("UCC"). Customer acknowledges (a) that Customer has reviewed and approved any written "Supply Contract" (as defined by UCC Section 2A-103(g) covering the Equipment purchased from the Supplier thereafter leased to Customer or (b) that SWBT has informed or advised Customer, in writing, either previously or by this Lease Agreement of the following: (i) the identity of the Supplier; (ii) that the Customer may have rights under the Supply Contract; and (iii) that the Customer may contact the Supplier for a description of any such rights Customer may have under the Supply Contract

2. TERM: The Lease Agreement shall commence as of the above date, provided SWBT accepts this Lease Agreement in writing and shall continue as long as any Schedule is in effect. The term of a Schedule (the "Term") shall commence upon the Acceptance Date (as defined in Section 4) of the Equipment and I or Software described in the applicable Schedule, and shall continue for the number of months set forth in such Schedule, beginning with the first month commencing after the Acceptance Date, unless such term has been extended or otherwise modified in a writing executed by SWBT and Customer. Customer's execution of a Schedule shall evidence its binding commitment to lease the Equipment described therein upon the terms and conditions of this Lease Agreement and such Schedule.

3. PAYMENTS: Customer shall pay SWBT the monthly amounts specified in the applicable Schedule (the "Payments"). Payments shall be payable in advance on the first day of each month during the Term, beginning with the first month commencing after Acceptance Date. In addition to the Payments any Advance Payment(s) specified on the Schedule and interim rent shall be due and payable on the first Payment date. Interim rent shall be in an amount equal to 1 / 30th of the applicable Rental Payment for each day from and including the Acceptance Date to and excluding the first Payment date. If a Schedule includes any Software or Services, the Payments specified include amounts to cover payment of the related Fees. Payments shall he payable at the mailing address of SWBT set forth in SWBT’s invoice.

4.  ORDER AND ACCEPTANCE OF EQUIPMENT AND SOFTWARE: Customer has selected or will select all of the Equipment, Software and Services and the Supplier(s) and therefore acknowledges that SWBT has not selected, manufactured, supplied or provided any Equipment, Software or Services. In reliance upon Customer's execution of and compliance with this Lease Agreement and assignment of Customer's purchase rights for the Equipment to SWBT, SWBT shall issue its purchase order to the Supplier(s) for the Equipment, Software and/or Services described in the applicable Schedule. As soon as practicable after the date on which the Equipment and Software have been delivered and determined by Supplier(s) to be ready for use at Customer's location (the "Acceptance Date"), Customer will execute a Certificate of Acceptance provided by SWBT and dated as of the Acceptance Date. If prior to the Last Acceptance Date set forth in the Schedule (i) no Event of Default has occurred, (ii) no material adverse change to the financial condition, business or operations of the Customer has occurred, (iii) SWBT receives such executed Certificate of Acceptance, all other documents and information required under this Lease Agreement, and any additional credit enhancement SWBT requires in connection with the related Schedule, and (iv) SWBT receives appropriate invoices and related documents from Supplier(s), SWBT shall pay the Supplier(s) for the Equipment and any Fees.

(CONTINUED ON THE FOLLOWING THREE PAGES)

SWBTs failure at any time to require strict performance by Customer of any provisions of this Lease Agreement or the Certificate of Acceptance shall not waive or "diminish SWBT’s right thereafter to demand strict performance. Waiver of any Event of Default shall not be a waiver of any other or further Event of Default CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS READ; RECEIVED, RETAINED A COPY OF, AND UNDERSTANDS THIS LEASE AGREEMENT, AND AGREES TO BE BOUND BY ALL OF ITS TERMS AND CONDITIONS. This Lease Agreement is the only original agreement assignable for purposes of financing or pledging the assets described hereunder.

IN WITNESS WHEREOF, SWBT and Customer have each caused this Lease Agreement to be duly executed as of the date first above written.

3.

SWBT CAPITAL, LLC (SWBT)

PHYTO-.SOURCE, L.P. (Customer)

PHYTO-.SOURCE, L.P. (Customer)

By:  “Audrey M. Odden”

By: “Charles A. Butt”

By: “William E. Sonnier”

Name: Audrey M. Odden

Name: Charles A. Butt

Name: William E. Sonnier

Title: Vice President

Title: President

Title: Manager

Date: 12-23-2003

Date: Dec 18 2003

Date: Dec 18 2003

MASTER LEASE AGREEMENT

l of 4

SWBT Capital, LLC

 5 Post Oak Park, 4400 Post Oak Parkway

Houston, TX 77027

(303) 749-5600

Fax (303) 749-5601

5. DELIVERY AND INSTALLATION: Customer shall arrange with the Supplier(s) for delivery and installation of Equipment and Software under each Schedule. All Equipment and Software shall be shipped directly from Supplier(s) to Customer. SWBT shall have no liability for any delay or failure by the Supplier(s) to deliver any Equipment, to license any Software or to perform any Services, or with respect to the selection, installation, testing, performance, quality, maintenance or support of the Equipment, Software or Services. Customer, at its expense, will pay all transportation, packing, taxes., duties, insurance, installation, testing, maintenance and other charges in connection with the delivery, installation and use of the Equipment and Software, unless the related Service is included in the related Schedule.

6. DISCLAIMER: (a) SWBT, NOT BEING THE SUPPLIER OR THE AGENT OF ANY SUPPLIER, MAKES NO WARRANTY, REPRESENTATION OR COVENANT, EXPRESS OR IMPLIED, AS TO ANY MATIER WHATEVER, INCLUDING. BUT NOT LIMITED TO THE MERCHANTABILITY OF THE EQUIPMENT, SOFTWARE OR SERVICES OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THE DESIGN, QUALITY, CAPACITY OR CONDITION OF THE EQUIPMENT, SOFTWARE OR SERVICES, COMPLIANCE OF THE EQUIPMENT, SOFTWARE OR SERVICES WITH THE REQUIREMENT OF ANY LAW, RULE, SPECIFICATION OR CONTRACT, PATENT OR COPYRIGHT INFRINGEMENT, OR LATENT DEFECTS, SWBT SHALL HAVE NO LIABILITY WHATSOEVER FOR THE BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY THE SUPPLIER(S). SWBT MAKES NO REPRESENTATION AS TO THE TREATMENT BY CUSTOMER OF THIS LEASE AGREEMENT FOR FINANCIAL STATEMENT OR TAX PURPOSES, CUSTOMER LEASES THE EQUIPMENT “AS IS". Customer agrees, regardless of cause, not to assert any claim wbatsoever against SWBT for any indirect, consequential, incidental or special damages or loss, of any kind, including, without limitation, any loss of business, lost profits or interruption of service.

(b) Customer shall look solely to the Supplier(s) for any and all claims related to the Equipment, Software or Services. CUSTOMER UNDERSTANDS AND AGREES THAT NEITHER SUPPLIER(S) NOR ANY SALESPERSON OR OTHER AGENT OF SUPPLIER(S) IS AN AGENT OF SWBT, NOR ARE ANY OF THEM AUTHORIZED TO WAIVE OR ALTER THIS LEASE AGREEMENT. No representation by Supplier(s) shall in any way affect Customer's duty to pay the Payments and perform its obligations under this Lease Agreement. SWBT agrees, so long as there shall not have occurred or be continuing any Event of Default as defined in section 25, that SWBT will permit Customer, as Customer's sole and exclusive remedy hereunder, to enforce in Customer's own, name and at Customer's sole expense, any Supplier's or Manufacturer's warranty or agreement in respect of the Equipment to the extent that such warranty or agreement is assignable.

7. NO OFFSET: THIS LEASE AGREEMENT IS A NET LEASE. CUSTOMER'S OBLIGATIONS TO PAY ALL AMOUNTS UNDER THIS AGREEMENT SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY SET-OFF, COUNTERCLAIM, ABATEMENT, REDUCTION, RECOUPMENT, INTERRUPTION OR DEFENSE FOR ANY REASON WHATSOEVER, INCLUDING DEFECTS OR FAILURE IN, LOSS OF USE OR POSSESSION OF, OR DISCONTINUANCE OF THE EQUIPMENT, SOFTWARE OR SERVICES. THIS LEASE AGREEMENT CANNOT BE PREPAID OR TERMINATED BY CUSTOMER UNLESS AGREED IN WRITING BY SWBT.

8. TITLE TO AND LOCATION OF EQUIPMENT: (a) Title to each item of Equipment shall remain with SWBT or its assigns at all times and Customer shall have no right, title or interest therein except as expressly set forth in this Lease Agreement. Customer, at its expense, will keep the Equipment free and clear of all claims, liens, and encumbrances, other than those which result from acts of SWBT or its assigns. All items of Equipment shall at all times remain personal property notwithstanding that any such Equipment may be affixed to realty.

(b) The Equipment shall be delivered to the location specified in the related Schedule and shall not be relocated, displaced or moved without SWBT's prior written consent Customer shall in no event permit any Equipment to be removed outside the United States.

9. SOFTWARE: SWBT and Customer acknowledge that the Software leased hereunder may be owned by a Supplier and that neither SWBT nor Customer may have any ownership rights therein. Customer shall, where required by the Supplier, enter into a license or other such agreement for the use of the software. Any software license agreement shall be separate and distinct from this Lease Agreement and any Schedule and SWBT and any Assignee shall have no obligations thereunder, but shall have the right under this Lease Agreement to require Customer to terminate its use of the Software in an Event of Defau1t. All Software leased hereunder shall be subject to all provisions of this Lease Agreement. Upon termination of this Lease Agreement or any Schedule, Customer hereby assigns to SWBT, to the extent assignable, any and all licenses and rights to the Software.

10. TAX BENEFITS: (a) Customer acknowledges that SWBT intends to claim all available tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), unless otherwise indicated in a Schedule. All references to SWBT in this Section include the consolidated taxpayer group of which SWBT is a member. Tax Benefits shall include interest deductions, investment tax credit and depreciation deductions using the "applicable depreciation method" set forth in Section 168(b)(l) of the Internal Revenue Code, as amended (the "Code") over an “'applicable recovery period" of 5 years. Customer represents and warrants to SWBT that at no time during the Term will Customer take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such sublessee or assignee, or act or omission is otherwise permitted by the terms of this Lease Agreement), which may result in the disqualification of any of the Equipment for, or recapture of all or any portion of the Tax Benefits.

(b) If as a result of a breach of any representation or warranty of Customer in this Lease Agreement or any act, omission or misrepresentation by Customer, (i) tax counsel of SWBT shall determine that SWBT is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits, or (ii) any such Tax Benefit is disallowed or recaptured (a “Loss"), then Customer shall pay to SWBT, on demand, as an indemnity and as additional rent, an amount which will, after deduction therefrom of all taxes required to be paid by SWBT with respect to such amount, enable SWBT to receive the same after-tax rate of return that SWBT would have realized had such Loss not occurred, plus all interest and penalties assessed on such Loss.

11. USE OF EQUIPMENT, INSPECTION: During the Term, Customer may possess and use the Equipment in accordance with this Lease Agreement free and clear of any claims arising by, through or under SWBT, provided that Customer is in compliance with the terms of this Lease Agreement, applicable law, insurance policies, installation requirements (including environmental specifications) and warranties of Supplier(s) concerning the Equipment. Customer shall obtain all permits and licenses, if any, necessary for the Equipment. SWBT shall have the, right, upon reasonable prior notice to Customer and during regular business hours, to inspect the Equipment.

12. FURTHER ASSURANCES: Customer shall provide to SWBT at SWBT's request, such documents and assurances as SWBT deems necessary for the confirmation or perfection of this Lease Agreement, including corporate resolutions, opinions of counsel and financing statements. Customer authorizes SWBT to prepare and file financing statements, with respect to the Equipment and this Lease Agreement. Any such filings shall not be deemed evidence of any intent to create a security interest under the Uniform Commercial Code. Customer will within 120 days of the close of each fiscal year of Customer, deliver to SWBT, Customer's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request, Customer will also deliver to SWBT quarterly, within 60 days of the close of each fiscal quarter of Customer, Customer's quarterly financial report certified by Customer's chief financial officer. Customer agrees to promptly notify SWBT in writing of any change in Customer's corporate or business name or in the location of its principal p1ace of business.

13. DAMAGE, DESTRUCTION OR LOSS:

(a) From the date the Supplier(s) ships the Equipment to Customer and until the Equipment is redelivered to SWBT, Customer shall bear the entire risk of loss, damage, or destruction with respect to the Equipment resulting from any cause whatsoever.

(b) If any Equipment becomes damaged beyond repair, lost, stolen, destroyed or permanently rendered unfit, or in the event of any condemnation or taking by any governmental authority (any such occurrence being hereinafter referred to as an "Event of Loss"), then Customer shall promptly notify SWBT and shall do either of the following within thirty (30) days after the occurrence of an Event of Loss:

(i) At its expense, promptly replace the affected Equipment with like or better equipment of identical make, model, configuration, capacity and condition, in good repair, free and clear of all liens, in which case any such rep1acement equipment shall become the property of SWBT and for all purposes of this Lease Agreement shall be deemed to be the Equipment which it replaced; or (ii) Terminate the Schedule with respect to the affected Equipment and pay to SWBT on the next payment date, all past: due rents and all obligations due under the Lease with respect to the affected Equipment, including taxes, indemnities and attorney's fees, plus an amount equal to the present value of the remaining rental payments discounted by five percent (5%), plus the fair market value in continued use of the Equipment (such amount shall be the "Stipulated Loss Value").

14. INSURANCE: Customer, at its own expense, shall insure the Equipment against all risks in an amount at least equal to the full replacement cost thereof, with carriers acceptable to SWBT, under a policy containing a loss payable endorsement in favor of SWBT and its successor and assigns. Customer shall further, at its expense, maintain in effect a policy of comprehensive public liability and property damage insurance in form and amount and with carriers satisfactory to SWBT, which names SWBT and its successors and assigns as additional insureds. The policies shall provide that they may not be canceled or altered without at least 30 days prior written notice to SWBT or its assigns. Customer shall deliver to SWBT copies or other evidence satisfactory to SWBT of each insurance policy upon Customer’s execution of each Schedule and each renewal thereof. SWBT shall have the right, on behalf of itself and Customer, to make claims for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under said insurance policies.

MASTER LEASE AGREEMENT

2 of 4

SWBT Capital, LLC

 5 Post Oak Park, 4400 Post Oak Parkway

Houston, TX 77027

(303) 749-5600

Fax (303) 749-5601

15. MAINTENANCE AND REPAIRS: Customer shall, at its expense, maintain the Equipment and all additions, attachments and accessories thereto, in good repair, condition and working order (including replacement of all parts which become damaged, worn out or unfit for use with appropriate new replacement parts), excluding, however, normal wear and tear resulting from Customer's authorized use. In addition, Customer shall maintain the Equipment at the most current engineering levels issued by the Supplier of the Equipment and shall comply with all directives, issued by such Supplier. Customer shall, at its expense, enter into and keep in force during the Term a maintenance agreement with the Supplier of the Equipment, and shall send SWBT a copy on request. Customer shall promptly inform SWBT of any changes to or terminations of such maintenance agreement. Customer shall take all actions necessary during the Term to ensure that the Equipment will be eligible, at the expiration or termination of the Rental Term, for a standard, full service maintenance contract with the Supplier thereof. Customer, without the prior written consent of SWBT, shall make no modifications or alterations to any item of Equipment except engineering changes suggested by the Supplier, nor shall Customer place any Equipment in storage or retire any Equipment from use during the Term. Customer may make repairs, additions or attachments to the Equipment so long as they do not interfere with the normal and satisfactory operation or maintenance thereof, create a safety hazard or impair the originally intended function of the Equipment. All modifications, repairs, alterations, replacement parts, additions and attachments to the Equipment shall become the property of SWBT and subject to this Lease Agreement, subject, however, to the right of SWBT to require Customer to return the Equipment to its original condition.

16. TAXES: (a) Customer shall timely pay all assessments, license fees, taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes) and all other governmental charges, fees, fines, or penalties whatsoever, whether payable by SWBT or Customer, on or relating to the Payments, Equipment, Software or Services, or the use, registration, shipment, transportation, delivery, ownership or operation thereof; and on or relating to this Lease Agreement; excluding, however, SWBT’s net income taxes. Applicable sales and use taxes shall be paid with the Payments unless Customer provides evidence of direct payment authority or an exemption certificate valid in the state where the Equipment and/or Software is located. (b) Customer agrees that it will not list or report any Equipment for property tax purposes unless otherwise directed in writing by SWBT. Upon receipt of any property tax bill pertaining to the Equipment from the appropriate taxing authority, SWBT will pay such tax and invoice Customer for the expense. Customer will reimburse SWBT for such expense on the next Payment date. Customer shall be responsible for claiming or obtaining any exemption from property taxes to which Customer may be entitled under applicable law, and for informing SWBT of any such exemption.

17. SWBT'S PERFORMANCE OF CUSTOMER'S OBLIGATION: If Customer shall fail to comply with any provision of this Lease Agreement, SWBT may, but shall not be obligated to, effect such compliance, in whole or in part. All expenses incurred by SWBT in effecting such compliance, including reasonable legal fees, shall be payable by Customer to SWBT on demand. SWBT’s performance of any of Customer's obligations shall not be deemed a waiver or release thereof.

18. LATE CHARGES: TIME IS OF THE ESSENCE. A charge on any Payments or other sums due hereunder which are past due shall accrue at the rate of 18% per annum, or if such rate exceeds the maximum rate allowed by law, then at such maximum rate and shall be payable on demand.

19. INDEMNIFICATION: As between Customer and SWBT, Customer assumes liability for, and agrees to and does hereby indemnify, protect and keep harmless, SWBT, its successors and assigns, and their respective agents, employees, officers and directors from and against any and all claims, liability, loss, cost, damage or expense (including reasonable attorney's fees), of whatsoever kind and nature, arising out of the use, condition., operation, possession, control, selection, delivery or return of any item of Equipment, regardless of where, how, and by whom operated, and any failure by Customer to comply with this Lease Agreement. The foregoing indemnities (i) include, without limitation, claims, loss, cost, damage or expense suffered or incurred as a result of any defect in the Equipment, Software or Services (whether discoverable or not) or based upon any theory of liability (including strict liability doctrines or statutes) and (ii) shall only apply with respect to events prior to the return of the Equipment pursuant to Section 24.

20. ADVANCE RENTALS: Any Advance Payments required by the Schedule may be applied by SWBT to any past due amount owed by Customer under this Lease Agreement and, if no Event of Defau1t occurs, shall be applied to the final Payment(s). In no event shall any Advance Payment(s) be refunded to Customer. The Advance Payment shall be non-interest bearing, may be co-mingled with SWBT’s funds and shall be security for the full payment and performance by Customer under this Lease Agreement. Such Advance Payment(s) shall not excuse the performance of any obligation of Customer or prevent or cure default thereof.

21. REPRESENTATIONS AND WARRANTIES OF CUSTOMER: Customer represents and warrants to SWBT that as of the date of each Schedule and Acceptance Date:

(a) Customer has adequate power and capacity to enter into the Lease Agreement, the Schedule, the Certificate of Acceptance and any other documents required to be delivered in connection with this Lease Agreement (collectively, the ''Documents''); Customer's execution, delivery and performance of the Documents have been duly authorized by all necessary corporate or partnership action and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or threatened against Customer which will impair its ability to perform under the Lease Agreement; Customer's exact legal name, location of its chief executive office, and state of incorporation (if Customer is a corporation) or state of organization (if Customer is a registered organization) are true and complete as written on page1 of this Lease Agreement; and all information supplied to SWBT by Customer is complete, accurate and not materially misleading.

(b) Customer's entering into the Lease Agreement and leasing the Equipment and financing any Fees hereunder does not and will not: (i) violate any judgment, order or law applicable to Customer, or any other agreement entered into by Customer with its creditors or any other party, or Customer's certificate of incorporation or bylaws (if Customer is a corporation) or Customer's partnership agreement or certificate of partnership (if Customer is a partnership); or (ii) result in the creation of any lien, security interest or other encumbrance upon the equipment or this Lease Agreement.

(c) All financial data of Customer, or of any consolidated group of companies of which Customer is a member ("Customer Group"), delivered to SWBT now or in the future have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Customer, or of the Customer Group, as of the stated date and period(s). Since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Customer or of the Customer Group.

(d) If Customer is a corporation or partnership, it is and will be validly existing and in good standing under the laws of the state of its incorporation or formation; and Customer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business or the performance of its obligations under this Lease Agreement requires such qualification; the persons signing the Documents are acting with the full authority of its board of directors or partners (if Customer is a partnership) and hold the offices indicated below their signatures, which are genuine.

(e) The Equipment and Software shall only be used in Customer's trade or business in accordance with applicable law. Customer has not and will not take any action or maintain any position inconsistent with treating this Lease Agreement as creating a valid leasehold interest in the Equipment.

22. ASSIGNMENT BY CUSTOMER: WITHOUT SWBT'S PRIOR WRITTEN CONSENT, CUSTOMER MAY NOT, BY OPERATION OF LAW OR OTHERWISE, (A) ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS LEASE AGREEMENT OR THE EQUIPMENT OR ANY INTEREST THEREIN, OR (B) SUBLEASE OR LEND THE EQUIPMENT OR PERMIT THE EQUIPMENT TO BE USED BY ANYONE OTHER THAN CUSTOMER OR CUSTOMER'S EMPLOYEES; provided, however, that Customer may allow third parties under Customer's supervision to use the Equipment so long as Customer retains uninterrupted possession and control of the Equipment.

23. ASSIGNMENT BY SWBT: SWBT MAY ASSIGN, SELL OR ENCUMBER ALL OR ANY PART OF THIS LEASE AGREEMENT, THE EQUIPMENT AND THE PAYMENTS AND OTHER AMOUNTS DUE HEREUNDER. In the event of any such assignment and written direction by SWBT to Customer, Customer shall pay directly to any such assignee without abatement, deduction or set-off all Payments and other sums under this Lease Agreement. ANY SUCH ASSIGNEE SHALL HAVE ALL OF THE RIGHTS, BUT NONE OF THE OBLIGATIONS, OF SWBT UNDER TIUS LEASE AGREEMENT, AND CUSTOMER SHALL NOT ASSERT AGAINST ANY SUCH ASSIGNEE ANY DEFENSE, COUNTERCLAIMS OR SET-OFF WHICH CUSTOMER MAY HAVE AGAINST SWBT. Any such assignment (a) shall be subject to Customers right to possess and use the Equipment pursuant to Section 11, and (b) shall not release any of SWBT’s obligations hereunder or any claim which Customer has against SWBT.

24. RETURN OF EQUIPMENT: At least 90 days but no more than 180 days prior to expiration of the Term or any extended Term, Customer shall give SWBT written notice of its intent to return the Equipment. Upon such expiration, Customer at its own risk and expense, (i) will immediately have the Equipment uninstalled and returned to SWBT in the same condition as when delivered, ordinary wear and tear excepted, to such location as SWBT shall designate; and (ii) will, on request from SWBT, obtain from the Supplier (or other maintenance service provider previously approved by SWBT) a certificate stating that the Equipment qualifies for full maintenance service at the standard rates and terms then in defect.

MASTER LEASE AGREEMENT

3 of 4

SWBT Capital, LLC

 5 Post Oak Park, 4400 Post Oak Parkway

Houston, TX 77027

(303) 749-5600

Fax (303) 749-5601

25. DEFAULT: (a) Customer shall be in default under this Lease Agreement upon the happening of any of the following events or conditions (each, an "Event of Default"): (i) Customer fails to make any Payment or any other amount payable under this Lease Agreement and such failure continues for 10 days after it becomes due or (ii) Customer fails to maintain in effect any insurance required under this Lease Agreement; or (iii) Customer tails to perform or breaches any other term, provision, representation or warranty contained in this Lease Agreement, or any other loan agreement with Southwest Bank of Texas, N.A. and such failure continues for 30 days after SWBT's written notice to Customer of such failure; or (iv) the attempted sale, lease, rejection, revocation of acceptance or encumbrance of this Lease Agreement, any Equipment, or any attachments thereto; or (v) the dissolution, termination of existence or discontinuance of Customers business, or (if Customer is an individual or sole proprietorship) Customer dies or is judicially declared incompetent, or Customer's insolvency, business failure, or failure to pay debts as they mature; or (vi) the appointment of a receiver or assignment for the benefit of creditors of any substantial part of Customer's property, or the commencement of any proceedings ,under any bankruptcy, insolvency, reorganization or arrangement laws by or against Customer, and if commenced against Customer, such proceedings are not vacated within 60 days; or (vii) the sale of all or substantially all of Customer's assets; or (viii) any of the foregoing events or conditions occur with respect to any guarantor of Customer's obligations hereunder; or (ix) any of the foregoing events or conditions occur with respect to any other lease, conditional sale or installment purchase agreement between Customer and SWBT,

(b) Upon the occurrence of any Event of Default and at any time thereafter, SWBT may, without any further notice, do anyone or more of the following in its sole discretion: (i) terminate this Lease Agreement; (ii) personally, or by its agents, take immediate possession from Customer of any or all items of Equipment wherever found and for this purpose enter upon Customer's premises where any item of Equipment is located and move such items of Equipment with due process of law, and free from all claims by Customer, including but not limited to claims for storage fees or for any data or information remaining in or accompanying any such repossessed Equipment; (iii) declare the Stipulated Loss Value (as defined in Section 13b), together with all other sums then due and payable hereunder (including, but not limited to, accrued and unpaid payments, late charges, indemnity amounts, legal fees and costs), to be immediately due and payable without any presentment, demand or protest (all of which are hereby expressly waived by Customer) as liquidated damages for loss of a bargain and not as a penalty and in lieu of further Payments; (iv) cause Customer to promptly return any or all items of Equipment to SWBT pursuant to Section 24; (v) sell any or all of the Equipment at public or private sale, with or without notice to Customer or advertisement, or otherwise dispose of, hold. use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Customer and without any duty to account to Customer for such action or inaction or for any proceeds with respect thereto and (vi) exercise any other right or remedy which may be available to it under Article 2A of the Texas Uniform Commercial Code or other applicable law including the right to recover damages for the breach hereof.

(c) Customer shall be liable for and reimburse SWBT for, all reasonable and necessary legal fees and all commercially reasonable costs and expenses incurred by SWBT as a result of an Event of Default hereunder, or the exercise of SWBT’s remedies, including placing any Equipment in the condition required by Section 24 hereof.

(d) The proceeds of sale, lease or other disposition of the Equipment shall be applied, upon receipt as follows: (i) to the extent not previously paid by Customer. to pay SWBT the Stipulated Loss Value and all other sums, including any accrued Payments and late charges, indemnity amounts; legal fees and costs due hereunder, then (ii) to reimburse Customer any sums previously paid by Customer to SWBT as liquidated damages; and (iii) surplus shall be retained by SWBT, except that any surplus from Equipment under a Schedule with a $1.00 purchase option shall be paid to Customer. In the event such proceeds are less than the sum of all amounts due under (i), Customer shall promptly pay such deficiency to SWBT.

(c) No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to SWBT at law or in equity.

26. TERMINATION. Each Schedule may be terminated by either party at the end of the Term or any extended Term thereof provided written notice of termination of a Schedule is given between one hundred eighty days and ninety days prior to the termination of the Schedule. If proper notice of termination is not given, or if the Equipment is not returned to SWBT as required under paragraph 24, the term of the Schedule shall be extended on the same terms and conditions for six months. Thereafter, the Schedule as so extended may be terminated by either party at the end of any calendar month by giving the other party ninety days prior written notice.

27. SURVIVAL / SEVERABILITY: All of Customer's indemnities and assumptions of liability in Sections 10, 16 and 19 shall continue in full force and effect notwithstanding the expiration or termination of any Term. Any provision of this Lease Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof. Such remaining provisions shall be construed to effectuate the intent of the parties as set forth herein. To the extent permitted by applicable law, Customer hereby waives any provision of law which prohibits or renders unenforceable any provision hereof in any respect.

28. NOTICES, PARTIES: All notices or demands required or permitted hereunder shall be given to the parties in writing and by personal delivery, certified mail, facsimile or overnight courier service at the address herein set forth or to such other address as the parties may hereafter substitute by written notice given in the manner prescribed in this Section. Such notices or demands shall be deemed given upon receipt in the case of personal delivery and upon mailing or transmission or pickup in the case of mail, facsimile or overnight courier service, respectively, The provisions of this Lease Agreement shall be binding upon, and (subject to the limitations of Section 23 hereof) shall inure to the benefit of the assigns, representatives and successors of SWBT and Customer. Lf more than one party executes a Schedule as Customer, the liability of each shall be joint and several.

29. CONSTRUCTION, JURY TRIAL: This Lease Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas. The titles of the Sections of this Lease Agreement are for convenience only and shall not define or limit any of the terms or provisions hereof. Customer acknowledges that SWBT would not enter into this Lease Agreement unless the laws of the State of Texas applied hereto. Customer hereby submits to the non-exclusive jurisdiction of any Federal or state court in Houston, Texas in any action or proceeding arising out of or relating to this Lease Agreement, waives all objections to venue or based on inconvenience of forum with respect to any such court and agrees that all claims in respect to such action or proceeding may be heard and determined in any such court. CUSTOMER AND SWBT WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS LEASE AGREEMENT.

30. FINANCING, SECURITY INTEREST: (a) In the event that this Lease Agreement is deemed to constitute a seemed transaction disguised as a lease, Customer grants to SWBT a first priority security interest in the Equipment and any additions, attachments, upgrades, accessions, repairs, modifications, replacements thereto and proceeds thereof, including insurance proceeds, to secure Customer's payment of the Payments and all other payment obligations when due, and Customer’s performance of all of the terms and conditions of this Lease Agreement.

(b) If under applicable law any part of the Payments are deemed or determined to be imputed interest, finance charges or time-price differential ("Interest"), the parties agree that the Payments shall be deemed to be level payments of principal and Interest with such Interest accruing on principal amounts outstanding from time to time. The rate of such Interest is not intended to exceed the maximum amount of interest permitted by applicable law. If the Interest exceeds such maximum, then at SWBTs option, if permitted by law, the Interest payable will be reduced to the legally permitted maximum amount of interest, and any excessive Interest will be used to reduce the principal amount of Customer's obligation or refunded.

31. ARTICLE 2A WAIVERS: Customer, to the extent permitted by law, waives any and all rights and remedies conferred upon a Customer by Sections 2A·508 through 2A-522 of such Article 2A, including, but not limited to, Customer’s rights to: (i) cancel or repudiate this Lease Agreement; (ii) reject or revoke acceptance of the Equipment, Software or Services; (iii) claim, grant or permit a security interest in the Equipment in Customer's possession or control for any reason; (iv) deduct from payments or other amounts due hereunder, all or any part of any claimed damages resulting from SWBT’s default, if any, under this Lease Agreement; (v) accept partial delivery of the Equipment; (vi) “cover" by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in this Lease Agreement; and (vii) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease Agreement. To the extent permitted by applicable law, Customer also hereby waives any rights now or hereafter conferred by statute or otherwise which may require SWBT to sell, lease or otherwise use any Equipment in mitigation of SWBT’s damages or which may otherwise limit or modify any of SWBT’s rights or remedies.

32. NO ACCORD AND SATISFACTION: No payment by Customer or receipt by SWBT of a lesser amount than the Payments specified in a Schedule shall be deemed to be other than on account of the Rental Payments, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction. SWBT may accept any such check or payment without prejudice to SWBT's right to recover the balance of Payments or any other amount then due and owing hereunder or to pursue any other remedy provided in this Lease Agreement.

33. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS: This Lease Agreement, any Schedules hereunder and the Certificate of Acceptance constitute the entire agreement between SWBT and Customer with respect to the Equipment, the Payments and other amounts due hereunder, and the Software, Services, and Fees,  and supersede all prior proposals, communications and agreements, both written and oral, between the parties. NO TERM OR PROVISION OF THIS LEASE AGREEMENT OR ANY CERTIFICATE OF ACCEPTANCE MAY BE CHANGED, WAIVED, AMENDED OR TERMINATED EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BOTH SWBT AND CUSTOMER, except that SWBT may insert the serial numbers of any Equipment into the applicable Schedule.

MASTER LEASE AGREEMENT

4 of 4

AMENDMENT NO. 01 TO

MASTER LEASE AGREEMENT NO. 300008 DATED OCTOBER 22, 2003

BETWEEN

SWBT CAPITAL, LLC (“SWBT”)

AND

PHYTO-SOURCE, L.P. (“CUSTOMER")

The Master Lease Agreement No. 300008 dated October 22, 2003 between Phyto-Source, L.P., as Lessee ("Customer") and SWBT Capital, LLC (“SWBT”), is amended as follows:

Section 13. DAMAGE, DESTRUCTION OR LOSS: In Subsection (b)(i), delete the words, "At its expense," and at the end of the sentence, add the following: "PROVIDED HOWEVER, that SWBT shall be required to promptly contribute the entire amount of any insurance proceeds received or receivable by it in respect of the affected Equipment to the cost of replacement, in such manner that Customer shall not be required to advance or otherwise fund such amount". In Subsection (b)(ii), after the words "plus the fair market value in continued use of the Equipment" add ", less the amount of any insurance proceeds received or receivable by SWBT in respect of the affected Equipment" and at the end of Subsection (b)(ii), add the following, "If the Stipulated Loss Value is negative, then SWBT will promptly refund to the Customer an amount equal to the amount that the Stipulated Loss Value is less than zero."

Section 19. INDEMNIFICATION: This paragraph is deleted in its entirety and replaced with the following paragraph, "As between Customer and SWBT, Customer assumes liability for, and agrees to and does hereby indemnify, protect and keep harmless, SWBT, its successors and assigns, and their respective agents, employees, officers and directors from and against any and all· claims, liability, loss, cost, damage or expense (including reasonable attorney's fees), of whatsoever kind and nature, arising out of the use, condition, operation, possession, control, selection, delivery or return of any item of Equipment, provided liability is caused by Customer, its agents or employees, and any failure by Customer to comply with this Lease Agreement. The foregoing indemnities (i) include, without limitation, claims, loss, cost, damage or expense suffered or incurred as a result of any defect in the Equipment, Software or Services (whether discoverable or not) or based upon any theory of liability (including strict liability doctrines or statutes) and (ii) shall only apply with respect to events prior to the return of the equipment pursuant to Section 24."

Phyto-Source, L.P. (Customer)

Phyto-Source, L.P. (Customer)

By: “Charles A. Butt”

By: “William E. Sonnier”

Name: Charles A. Butt

Name: William E. Sonnier

Title: President

Title: Manager

SWBT Capital, LLC (SWBT)

By: “Audrey M. Odden

Name: Audrey M. Odden

Title: Vice President

Addendum to MLA revised 12-16-2003

Rev 2.0 12/17/03

DUPLICATE

SWBT Capital,

 5 Post Oak Park. 4400 Post Oak Parkway

Houston, TX 77027

(303) 749·5600

Fax (303) 749-5601

LEASE SCHEDULE	SCHEDULE NUMBER 02

Lease Schedule No. 02 to "Master Lease Agreement No. 300008, dated October 22, 2003 ("Lease Agreement") between the Undersigned Parties

SWBT Capital, LLC (herein called "SWBT')

5 Post Oak Park, 4400 Post Oak Parkway

Houston, TX 77027

Customer:

Phyto-Source, L.P. (herein called "Customer")

Address:

12502 Bay Area Boulevard

City, State, Zip:

Pasadena, Texas 77507

Installation Address:

12502 Bay Area Boulevard Pasadena, Texas 77507

1.

Rental Term:

59 Months

2.

Rental Payments:

Each of the 59 payments shall be based upon a lease rate factor. The current lease rate factor of 0.02041 is indicative only and is based on rates in effect at this time for similar instruments and maturities to this lease. The lease rate factor used in closing will be adjusted to reflect comparable rates in effect two (2) business days prior to the final Acceptance Date. The final equipment cost shall be multiplied by this lease rate factor to determine the monthly payment. Such payment shall be payable monthly in advance, plus any applicable tax.

3.

Rental Payment Dates:

First day of each month

4.

Advance Rental Payments: Last 0 Payments shall be delivered to SWBT upon execution of the Lease Schedule.

5.

Equipment Description:

Quantity	Manufacturer	Model	Description

See Schedule A attached hereto and made a part hereof.

6.

ADDITIONAL PROVISIONS: Provided no event of default has occurred under this Agreement, and subject to the terms and conditions of the Master Lease Agreement, Customer shall have the right to purchase the Equipment for $1.00 at the end of the initial lease term. The purchase shall be "AS IS, WHERE IS" AND WITHOUT ANY OTHER WARRANTIES, EXPRESS OR IMPLIED.

7.

TERMS AND CONDITIONS: The terms and conditions of the above-referenced Master Lease Agreement are incorporated herein.

SWBTs failure at any time to require strict performance by Customer of any provisions of this Lease Schedule or the Certificate of Acceptance shall not waive or diminish SWBT’s right thereafter to demand strict performance. Waiver of any Event of Default shall not be a waiver of any other or further Event of Default.

CUSTOMER-HEREBY ACKNOWLEDGES THAT IT HAS READ, RECEIVED, RETAINED A COPY OF, AND UNDERSTANDS THIS LEASE AGREEMENT, AND AGREES TO BE BOUND BY ALL OF ITS TERMS AND CONDITIONS. This Lease Agreement is the only original, agreement assignable for purposes of financing or pledging the assets described hereunder.

IN WITNESS WHEREOF. SWBT and Customer have each caused this Lease Agreement to be duly executed as of me date written below.

SWBT CAPITAL, LLC (SWBT)

PHYTO-SOURCE, L.P. (Customer)

PHYTO-SOURCE, L.P. (Customer)

BY: PHYTO-VENURE, LLC

BY: PHYTO-VENURE, LLC

By: “Audrey M. Odden

By: X “Stephen Mayeux”

By: X “Laura Wessman”

Name: Audrey M. Odden

Name: Stephen Mayeux

Name: Laura Wessman

Title: Vice President

Title: Manager

Title: Manager

Date: 8-30-2004

Date: 8/16/04

Date: Aug 19/04

SCHEDULES

DUPLICATE

SWBT Capital,

 5 Post Oak Park. 4400 Post Oak Parkway

Houston, TX 77027

(303) 749·5600

Fax (303) 749-5601

SCHEDULE A	SCHEDULE NUMBER 02

Attached to Lease Schedule No. 02 under Master Lease Agreement No. 300008

EQUIPMENT DESCR.IPTION Page 1 of 2

Equipment Location:	1	02	12502 Bay Area Boulevard, Pasadena, TX 77507
Qty	Manufacturer	Model Number	Description	Serial Number
1	Rigid Buildings	N/A	Metal Building 20' x80' 3 Floors with 37' Eave Height connected to a 48' x 80' and a 20' x 20' - 18' Eave Height 1 Level Warehouse. Total Square Feet is 9,040.	22434
Cleveland Eastern	FRG-SC-2M	Agitator A-1180 for Pannevis Melt Tank #1	007009-01
1	Cleveland Eastern	FRG-I-C-M	Agitator A-1300A for Stanol Melt Tank	007009-02
1	Cleveland Eastern	FRG-1-C-M	Agitator A-1300B for Stanol Melt Tank	007009-03
1	Cleveland Eastern	FRG-5C-2M	007009-04
Agitator A-l30S for Sandvik Feed Tank Tank
1	Cleveland Eastern	FRG-SC-2M
Agitator A-1330 for Pannevis Melt Tank #2	007818-01
1	Cleveland Eastern	NJA	Adapter Flanges on Molten Sterol Mixers	NJA
1	Nash-Elmo Industries	SC-6	Iron Liquid Ring Vacuum Pump	03DlO47
1	Wyssmont Company Inc.	SRF-224	Wyssmont Rotoscoop Feeder	SRF-067
1	Gulfex, Inc.	NJA	Pannevis Flash Tank I Jacketed Vessel	2166
1	Way Engineering Co. Inc.	30GTN060-6 E631KA	Carrier 60 Ton Chiller	4203F59610
1	Champion Fan Co.	115040	3" x3" 180 ACFM SSS Fan	947C04-1
1	BGRS Inc.	Custom Manufactured	Super Sack opener, hopper and feeder	N/A

SCHEDULES

DUPLICATE

SWBT Capital,

 5 Post Oak Park. 4400 Post Oak Parkway

Houston, TX 77027

(303) 749·5600

Fax (303) 749-5601

SCHEDULE A	SCHEDULE NUMBER 02

Attached to Lease Schedule No. 02 under Master Lease Agreement No. 300008

EQUIPMENT DESCRIPTION Page 2 of 2

Equipment Location:		12502 Bay Area Boulevard. Pasadena. TX 77507
Qty	Manufacturer	Model Number	Description	Serial Number
1	BGRS Inc,	Custom Manufactured	Transfer Belt Conveyor	N/A
1	BGRS Inc.	N/A	Level Controllers	N/A
1	BGRS Inc.	N/A	Control Panel NEMA 4X	N/A
1	BGRS Inc.	Custom Manufactured	Dust Collector 100 cfm 304 SS	N/A

SWBT CAPITAL, LLC (SWBT)

PHYTO-SOURCE, L.P. (Customer)

PHYTO-SOURCE, L.P. (Customer)

BY: PHYTO-VENURE, LLC

BY: PHYTO-VENURE, LLC

By: “Audrey M. Odden

By: X “Stephen Mayeux”

By: X “Laura Wessman”

Name: Audrey M. Odden

Name: Stephen Mayeux

Name: Laura Wessman

Title: Vice President

Title: Manager

Title: Manager

Date: 8-30-2004

Date: 8/16/04

Date: Aug 19/04

SCHEDULES

DUPLICATE

SWBT Capital,

 5 Post Oak Park. 4400 Post Oak Parkway

Houston, TX 77027

(303) 749·5600

Fax (303) 749-5601

ADDENDUM 1	SCHEDULE NUMBER 02

Attached to Lease Schedule No. 02 under Master Lease Agreement No. 300008

The above referenced Lease Schedule is hereby amended as follows:

Section 2. Rental Payments: The correct rental payment is now 59 payments of$5,246.00 plus tax, each payable monthly in advance.

All other terms and conditions remain the same.

Phyto-Source, L.P. (Customer)

Phyto-Source, L.P. (Customer)

By: “Laura Wessman”

By: “Stephen Mayeux”

Name: Laura Wessman

Name: Stephen Mayeux

Title: Manager

Title: Manager

SWBT Capital, LLC (SWBT)

By: “Audrey M. Odden

Name: Audrey M. Odden

Title: Vice President

Addendum 1 to Lease Schedule 02

Rev 2.0 08/31/04